Exhibit 12(b)
I, Ellen M. Needham, President and Principal Executive Officer, and I, Chad C. Hallett, Treasurer and Principal Financial Officer, of The Select Sector SPDR® Trust (the “Trust”) each certify that:
1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ellen M. Needham

Ellen M. Needham President and Principal Executive Officer

Date: December 5, 2014

By:	/s/ Chad C. Hallett

Chad C. Hallett Treasurer and Principal Financial Officer
Date: December 5, 2014